     As filed with the Securities and Exchange Commission on March 20, 2002

                                                           Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                         NCO PORTFOLIO MANAGEMENT, INC.
             (Exact name of Registrant as specified in its charter)


                 Delaware                                 23-3005839
     -------------------------------                ----------------------
     (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)                identification number)



--------------------------------------------------------------------------------

               1705 Whitehead Road, Baltimore, Maryland 21207-4004 (Address of Principal Executive Offices) (Zip Code)

                             2000 STOCK OPTION PLAN
                            (Full title of the plan)


            Michael J. Barrist, President and Chief Executive Officer
                         NCO Portfolio Management, Inc.
                               1705 Whitehead Road
                            Baltimore, Maryland 21207
                                 (410) 594-7000

            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                          Copies of Communications To:


                              Sol Genauer, Esquire
                          Blank Rome Comisky & McCauley
                                One Logan Square
                        Philadelphia, Pennsylvania 19103
                                 (215) 569-5500
                               Fax: (215) 569-5555

                                             CALCULATION OF REGISTRATION FEE
=======================================================================================================================
                                                                   Proposed           Proposed
                                                                    maximum            maximum           Amount of
          Title of securities                Amount to be       offering price        aggregate        registration
           to be registered                 Registered (1)         per share       offering price           fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share     3,000,000 shares       $ 6.40 (2)      $ 19,200,000 (2)      $ 1,766.40
=======================================================================================================================

(1) This registration statement also relates to an indeterminate number of shares of common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.

(2) The price is estimated in accordance with Rule 457(h)(l) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the common stock as reported on the Nasdaq National Market on March 15, 2002.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.
-------------------------

         The documents containing the information specified in Item 1 will be sent or given to employees as specified in Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.

Item 2.  Registrant Information and Employee Plan Annual Information.
--------------------------------------------------------------------

         The documents containing information specified in Item 2 will be sent or given to employees as specified in Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.
--------------------------------------------------------

         The following documents filed with the Commission are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

         (c) The description of the Company's Common Stock which is included in the Current Report on Form 8-K filed by Creditrust Corporation with the Securities and Exchange Commission on February 28, 2001, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement but prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold hereunder, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
----------------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
-----------------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.
--------------------------------------------------

         Section 145 of the Delaware General Corporation Law, referred to as the DGCL, authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.

         The Amended and Restated Certificate of Incorporation of the Company provides that every person who is or was a director or executive officer of the Company, or of any corporation which he served as such at the request of the Company, shall be indemnified by the Company to the fullest extent permitted by law against all expenses and liabilities reasonably incurred by or imposed upon him, in connection with any proceeding to which he may be made, or threatened to be made, a party, or in which he may become involved by reason of his being or having been a director or executive officer of the Company, or of such other corporation, whether or not he is a director or executive officer of the Company or such other corporation at the time the expenses or liabilities are incurred. No indemnification shall be provided, however, with respect to: liabilities arising under Section 16(b) of the Securities Exchange Act of 1934, as amended, if a final nonappealable judgment or award establishes that such officer or director engaged in self-dealing, willful misconduct or recklessness, for expenses or liabilities which have been paid directly to, or for the benefit of, such person by an insurance carrier or for amounts paid in settlement of actions without the written consent of the Board of Directors.

         The DGCL also provides that a Delaware corporation may include in its certificate of incorporation a provision which eliminates personal liability of its directors to the corporation and its stockholders, in certain circumstances, for monetary damages arising from a breach of the director's duty of care. The Company's Amended and Restated Certificate of Incorporation, provides a limitation of a director's liability for monetary damages for breach of fiduciary duty, except in circumstances involving wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct of a knowing violation of law.

Item 7.  Exemption from Registration Claimed
--------------------------------------------

         Not Applicable.

Item 8.  Exhibits
-----------------

         The following exhibits are filed as part of this Registration Statement or, where so indicated, have been previously filed and are incorporated herein by reference.

         Exhibit No.                Description
         -----------                -----------

             5.1                    Opinion of Counsel regarding legality

            10.1                    2000 Stock Option Plan (1)

            23.1                    Consent of Ernst & Young LLP

            23.2                    Consent of Counsel (included as part of
                                    Exhibit 5.1)

            24.1                    Power of Attorney (included on page 6)
------------
(1) Incorporated by reference to Exhibit 10.46 of the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

Item 9.  Undertakings

         (a) The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended:

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

             (2) That for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment for the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Baltimore, Maryland on the 20th day of March, 2002.


                                    NCO PORTFOLIO MANAGEMENT, INC.

                                    By: /s/ Michael J. Barrist
                                        ----------------------------------------
                                            Michael J. Barrist,
                                            Chairman of the Board, President and
                                            Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. Barrist and Richard J. Palmer, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, as well as any related registration statement (or amendment thereto) filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933 with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to enable NCO Portfolio Management, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                 SIGNATURE                                    TITLE(S)                                  DATE
-------------------------------------------------------------------------------------------------------------------------
/s/ Michael J. Barrist                      Chairman of the Board, President and Chief            March 20, 2002
----------------------------------------    Executive Officer (principal executive
    Michael J. Barrist                      officer)

/s/ Richard J. Palmer                       Senior Vice President, Chief Financial                March 20, 2002
----------------------------------------    Officer and Treasurer (principal financial
    Richard J. Palmer                       and accounting officer)

/s/ James D. Rosener                        Director                                              March 20, 2002
----------------------------------------
    James D. Rosener

/s/ James T. Hunter                         Director                                              March 20, 2002
----------------------------------------
    James T. Hunter

/s/ Jeffrey A. Schraeder                    Director                                              March 20, 2002
----------------------------------------
    Jeffrey A. Schraeder

/s/ Alan D. Scheinkman                      Director                                              March 20, 2002
----------------------------------------
    Alan D. Scheinkman